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                                                                   EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                   TENDER OF SHARES OF CLASS A COMMON STOCK
                                      OF
                             INTIMATE BRANDS, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)
           THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
     NEW YORK CITY TIME, ON MARCH 11, 2002, UNLESS THE OFFER IS EXTENDED.

   This Notice of Guaranteed Delivery or one substantially like it must be used to accept the Offer (as defined herein) of Intimate Brands Holding Co., Inc., a wholly-owned subsidiary of The Limited, Inc., a Delaware corporation ("IBI Holdings"), made pursuant to the Prospectus dated February 5, 2002 (the "Prospectus") and the related Letter of Transmittal, if (i) your stock certificate(s) representing shares of Class A common stock, par value $.01 per share, of Intimate Brands, Inc. (the "IBI Common Stock") are not immediately available, (ii) you cannot complete the procedure for book-entry transfer on a timely basis or (iii) you cannot deliver the certificate(s) and all other required documents to EquiServe Trust Company, N.A. (the "Exchange Agent") prior to the Expiration Date (as defined in the Prospectus). You may deliver this Notice of Guaranteed Delivery by hand, facsimile transmission or mail to the Exchange Agent. See "The Offer--Guaranteed Delivery" in the Prospectus.

                     THE EXCHANGE AGENT FOR THE OFFER IS:

                         EQUISERVE TRUST COMPANY, N.A.
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
          If by mail:                       If by hand:              If by overnight delivery:

  EquiServe Trust Company, N.A.    EquiServe Trust Company, N.A.   EquiServe Trust Company, N.A.
        P.O. Box 43034              c/o Securities Transfer and         40 Campenelli Drive
   Providence, RI 02940-3034          Reporting Services, Inc.          Braintree, MA 02184
                                    100 William Street--Galleria
                                         New York, NY 10038

                                   If by facsimile transmission:
                                  (For Eligible Institutions only)
                                           (781) 575-4826
                                           (781) 575-4827
                                    Facsimile confirmation number:
                                           (781) 575-4816
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   Delivery of this notice of guaranteed delivery to the exchange agent other than as set forth above or transmission of instructions via facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

   This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

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LADIES AND GENTLEMEN:

   Upon the terms and subject to the conditions set forth in the Prospectus, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), the receipt of which is hereby acknowledged, I hereby tender to you the number of shares of IBI Common Stock set forth below, pursuant to the guaranteed delivery procedure set forth in "The Offer--Guaranteed Delivery" in the Prospectus.

                 (PLEASE TYPE OR PRINT, EXCEPT FOR SIGNATURE)

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
   Name(s) of Registered Holders:   Number of Shares of IBI Common Stock
   ______________________________   Tendered:________________________________

   Address(es):__________________   Certificate No(s). (if applicable):______

   ______________________________   _________________________________________

   ______________________________   _________________________________________
               (Include Zip Code)
                                    Total Number of Shares Represented by IBI
   Area Code and Tel. No(s).:____   Common Stock Certificate(s)

   Dated:________________________   _________________________________________

                                    Window Ticket No. (if any):______________

                                    Signature(s):
                                    _________________________________________

                                    _________________________________________

                                    IF SHARES OF IBI COMMON STOCK WILL BE
                                    TENDERED BY BOOK-ENTRY TRANSFER,
                                    PLEASE PROVIDE THE FOLLOWING
                                    INFORMATION:
                                    Account Number:__________________________
                                    Transaction Code Number:_________________

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                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

   The undersigned, a participant in the Security Transfer Agents Medallion Program or the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby (i) guarantees that either the certificates representing the shares of IBI Common Stock tendered hereby in proper form for transfer or a confirmation of a book-entry transfer of such shares of IBI Common Stock into the Exchange Agent's account at the Depository Trust Company, or DTC, in each case together with a properly completed and duly executed Letter of Transmittal and any required signature guarantees, or an "agent's message" (as defined in the Prospectus) in connection with a book-entry transfer, and any other documents required by the Letter of Transmittal will be received by the Exchange Agent at one of its addresses set forth above, in each case within three New York Stock Exchange trading days after the date hereof, (ii) represents that the holder on whose behalf this tender is being made owns the shares of IBI Common Stock being tendered within the meaning of Rule 14d-1 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 14d-1"), and (iii) represents that the tender of such shares of IBI Common Stock complies with Rule 14d-1.

                 (PLEASE TYPE OR PRINT, EXCEPT FOR SIGNATURE)


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
                 ______________________   ____________________
                      Name of Firm        Authorized Signature
                 ______________________
                        Address           Name: ______________

                 ______________________   ____________________
                     (Include Zip Code)          Title

                 ______________________   Date: ______________
                 Area Code and Tel. No.

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NOTE:  DO NOT SEND CERTIFICATES FOR SHARES OF IBI COMMON STOCK WITH THIS
       NOTICE. STOCK CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT.